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                                                                   Exhibit 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


American Architectural Products Corporation
Boardman, Ohio

We consent to the incorporation by reference in the registration statement (Form S-8) pertaining to the 1996 Stock Option Plan of American Architectural Products Corporation of our report dated February 26, 1998, with respect to the consolidated balance sheets of American Architectural Products Corporation as of December 31, 1996 and 1997 and the related statements of operations, stockholders' equity, and cash flows from the date of inception (June 19, 1996) to December 31, 1996 and for the year ended December 31, 1997 and of our report dated April 28, 1997, with respect to the combined balance sheets of Mallyclad Corporation and Vyn-L Corporation as of November 30, 1995 and June 30, 1996 and the related combined statements of operations and retained earnings, and cash flows for the year ended November 30, 1995 and the seven months ended June 30, 1996, included in the Annual Report (Form 10-K) for the year ended December 31, 1997.


                                                   BDO SEIDMAN, LLP

Troy, Michigan
August 5, 1998